UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010 (February 5, 2010)

RODOBO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50340	75-2980786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Changjiang Road, Nangang District, Harbin, PRC	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-86-451-82260522

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2010, Rodobo International, Inc. (the “Company”) completed its acquisition of three dairy companies in the People’s Republic of China (the “Acquisitions”), through the mergers of Ewenkeqi Beixue Diary Co., Ltd ( “Ewenkeqi Beixue” ), Hulunbeier Beixue Diary Co., Ltd (“Hulunbeier Beixue”), and Hulunbeier Hailaer Beixue Diary Factory (“Hulunbeier Hailaer Beixue”, and together with Ewenkeqi Beixue and Hulunbeier Beixue, are hereinafter collectively referred to as “Beixue Group”) with and into the Company’s wholly owned subsidiary Harbin Tengshun Technical Development Co., Ltd.  (“Tengshun Tech”).

Beixue Group is engaged in the production, manufacturing and distribution of whole milk powder and formula milk powder and is one of the largest companies in term of production capacity of formula milk powder based in Inner Mongolia Province. All the employees of Beixue Group will continue their employment with the Company after the acquisitions.

Pursuant to the Equity Transfer Agreements entered into on February 5, 2010 by and between Tengshun Tech and each of Ewenkeqi Beixue, Hulunbeier Beixue and Hulunbeier Hailaer Beixue, the Company paid 500,000 Chinese Renminbi (approximately $73,236) in cash and issued 800,000 shares of the Company’s common stock , par value $.0001 per share (the “Common Stock”) in exchange for 100% of the equity interest in Ewenkeqi Beixue; 1,000,000 Chinese Renminbi (approximately $146,473) in cash and 1,000,000 shares of Common Stock in exchange for 100% of the equity interest in Hulunbeier Beixue; and 600,000 Renminbi (approximately $87,884) in cash, 8,800,000 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock in exchange for 100% of the equity interest in Hulunbeier Hailaer Beixue. The prevailing exchange rate used to translate the Chinese Renminbi to U.S dollars on February 5, 2010 was1USD = 6.8272 Renminbi.

 The Equity Transfer Agreements also provided that the 10,600,000 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock shall be issued to the designee(s) of the former shareholders of Ewenkeqi Beixue, Hulunbeier Beixue and Hulunbeier Hailaer Beixue.

Mr. Yanbin Wang, who owned 51% of the equity interest in Hulunbeier Beixue and Ewenkeqi Beixue prior to the Acquisitions, is also the Company’s Chairman, Chief Executive Officer and a major stockholder. An unaffiliated third-party owned 49% of the equity interest in Hulunbeier Beixue and Ewenkeqi Beixue and 100% of the equity interest in Hulunbeier Hailaer Beixue prior to the Acquisitions.

Due to the related-party aspects of this transaction, the Equity Transfer Agreements and the Securities Purchase Agreements (described below) and the transactions contemplated thereby were approved by a committee which consists of all of the Company’s disinterested members of the board of directors (the “Special Committee”). The Special Committee received and reviewed financial analysis and valuation reports presented to the Special Committee by Beijing Haohai Tongfang Assets Appraisal Co., Ltd, dated as of February 4, 2010 and Greater China Appraisal Limited, dated as of February 4, 2010. Based on the Special Committee’s review, it determined that the Equity Transfer Agreements and the transactions contemplated thereby, including the Acquisitions, were advisable and fair to, and in the best interests of, the Company and the Company’s stockholders.

In connection with the Acquisitions, on February 5, 2010, the Company entered into Securities Purchase Agreements with three British Virgin Islands companies: August Glory Limited, Fame Ever Limited, and Fortune Fame International Limited, which, as designees of the former shareholders of Ewenkeqi Beixue, Hulunbeier Beixue and Hulunbeier Hailaer Beixue, would be issued 1,250,000 shares of Common Stock, 3,050,000 shares of Common Stock, and 6,300,000 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock, respectively, as consideration for the Acquisitions.

In addition, on February 5, 2010, the sole shareholder of both Fortune Fame International Limited and Fame Ever Limited (the “Sole Shareholder”) entered into an Incentive Option Agreement with each of Mr. Yanbin Wang and Mr. Honghai Zhang in order to comply with certain laws of the People’s Republic of China concerning acquisitions of equity interest in Chinese domestic companies by foreign entities.  Under the Incentive Option Agreement between the Sole Shareholder and Mr. Yanbin Wang, the Sole Shareholder shall transfer up to 100% shares of Fortune Fame International Limited within the next 3 years to Mr. Yanbin Wang for nominal consideration, which would give Mr. Yanbin Wang indirect ownership of a significant percentage of the Common Stock and 100% of the Series A Preferred Stock. Under the Incentive Option Agreement between the Sole Shareholder and Mr. Honghai Zhang, the Sole Shareholder shall transfer up to 100% shares of Fame Ever Limited within the next 3 years to Mr. Honghai Zhang for nominal consideration, which would give Mr. Honghai Zhang indirect ownership of a significant percentage of the Common Stock.  The Incentive Option Agreements also provide that the Sole Shareholder shall not dispose any of the shares of Fortune Fame International Limited and Fame Ever Limited without Mr. Yanbin Wang or Mr. Honghai Zhang’s prior written consents.

The description of the terms and conditions of the Equity Transfer Agreements, the Securities Purchase Agreements and Incentive Option Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of Equity Transfer Agreements, the Securities Purchase Agreements and Incentive Option Agreements attached as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Acquisitions is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Company’s Common Stock and Series A Preferred Stock in connection with the Acquisitions is incorporated by reference into this Item 3.02.

The shares issued in connection with Acquisitions pursuant to the terms of the Securities Purchase Agreements, were issued pursuant to exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Acquisitions, on February 5, 2010, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designations, Preferences and Rights of Series A Preferred Stock (“Series A Certificate”) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,000,000 shares of Series A Preferred Stock of the Company.

The Series A Preferred Stock has no conversion right, preemptive right, dividend right, or liquidation preference, and is not subject to redemption by the Company. As long as any share of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a majority of the shares of the Series A Preferred Stock outstanding at that time, authorize, create, issue or increase the authorized or issued amount of any class or series of preferred stock of the Company, including any other security convertible into or exercisable for any other equity security, which class or series, in any such case, ranks pari passu or senior to the Series A Preferred Stock, with respect to the voting rights; amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise amend the Articles of Incorporation, By-Laws of the Company or the Series A Certificate, so as to adversely affect the voting power of the Series A Preferred Stock, or issue additional shares of Series A Preferred Stock; purchase or otherwise acquire any share or shares of Preferred Stock or Common Stock (or pay into or set aside for a sinking fund for such purpose); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Company or any subsidiary pursuant to agreements under which this Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; or reclassify the Company’s outstanding securities.

Other than the matters set forth above, each issued and outstanding share of Series A Preferred Stock shall have six votes on all matters submitted to the stockholders of the Company and the holders of Series A Preferred Stock shall vote together with the holders of the Common Stock as one class.

The foregoing discussion provides only a brief description of Series A Certificate. The discussion is qualified in its entirety by the full text of the Series A Certificate, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of the business acquired.

Financial statements for Hulunbeier Beixue, Ewenkeqi Beixue and Hulunbeier Hailaer Beixue will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than April 21, 2010.

(b)	Pro Forma Financial Information.

Pro forma financial information reflecting the effect of the Acquisitions will be filed by amendment to this Current Report on Form 8-K, but in no event later than April 21, 2010.

.

(c)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock*
10.1	Equity Transfer Agreement by and between Harbin Tengshun Technical Development Co., Ltd. and Hulunbeier Beixue Dairy Co., Ltd. on February 5, 2010 (unofficial English Translation)*
10.2	Equity Transfer Agreement by and between Harbin Tengshun Technical Development Co., Ltd. and Hulunbeier City Hailaer District Beixue Dairy Factory on February 5, 2010(unofficial English Translation)*
10.3	Equity Transfer Agreement by and between Harbin Tengshun Technical Development Co., Ltd. and Ewenkeqi Beixue Dairy Co., Ltd. on February 5, 2010(unofficial English Translation)*
10.4	Securities Purchase Agreement by and between Rodobo International, Inc and Fame Ever Limited on February 5, 2010*
10.5	Securities Purchase Agreement by and between Rodobo International, Inc and Fortune Fame International Limited on February 5, 2010*
10.6	Securities Purchase Agreement by and between Rodobo International, Inc and August Glory Limited and on February 5, 2010*
10.7	Option Agreement by and between Wei Qin and Honghai Zhang on February 5, 2010*
10.8	Option Agreement by and between Wei Qin and Yanbin Wang on February 5, 2010*
99.1	Press Release dated February 8, 2010*

*           Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODOBO INTERNATIONAL, INC.

Dated: February 9, 2010	By:	/s/ Yanbin Wang
Name: Yanbin Wang Title: Chairman and Chief Executive Officer